Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officer of Placer Sierra Bancshares (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 22, 2004

/s/ DAVID E. HOOSTON

Name:	David E. Hooston
Title:	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.